                                 PROMISSORY NOTE


U.K. (pound)6,500,000                                         November 17, 1997



         FOR VALUE RECEIVED, the undersigned, BRITISH TRIMMINGS LIMITED, an English company (the "Borrower"), promises to pay to the order of

         NATIONSBANK, N.A., a national banking association (the "Bank") at its London Branch (or at such other place or places as the Bank may designate with the Borrower's written consent, such consent not to be unreasonably withheld) the principal sum of up to

         SIX MILLION FIVE HUNDRED THOUSAND POUNDS STERLING (U.K. (pound)6,500,000), or such lesser amount as may constitute the unpaid principal amount of the Sterling Advances (as hereinafter defined), pursuant to the terms and conditions hereinafter set forth and the terms and conditions set forth in that certain Loan Agreement, dated November 25, 1996, as amended (if amended), executed by and between Conso Products Company ("Conso") and the Bank (the "Loan Agreement").

         Advances. The Borrower, in accordance with the terms hereof, may from time to time until December 1, 1998 (the "Termination Date") request offers from the Bank for advances in U.K. Pounds Sterling (hereinafter the "Sterling Advances") in an aggregate amount up to (pound)6,500,000 at any time outstanding based on an interest rate equal to the Adjusted LIBOR Rate plus 1.00% per annum; provided, however, no more than five Sterling Advances may be outstanding at any one time. Upon receipt of such a request for a Sterling Advance hereunder, the Bank shall make any such Sterling Advance hereunder on the terms and conditions set forth herein and in the Loan Agreement; provided, however, the Bank shall not be obligated to make such advance unless Conso has satisfied the conditions set forth in Section 2.05 of the Loan Agreement. To request an offer for a Sterling Advance hereunder, the Borrower shall make a written request of the Bank for an offer for a Sterling Advance under this Note (hereinafter, a "Request for Sterling Advance") not later than 11:00 a.m. (London time) on the business day of the proposed Sterling Advance which notice shall specify (i) that the requested Sterling Advance would be made under this Note, (ii) the date of the requested Sterling Advance (which shall be a business day), (iii) the amount of the requested Sterling Advance which shall be in a minimum principal amount of (pound)250,000 and integral multiples of (pound)250,000 in excess thereof, and (iv) the requested Interest Period with respect thereto. In response to any such Request for a Sterling Advance, the Bank shall respond to the Borrower by 11:30 a.m. (London time) on the business day of the proposed Sterling Advance specifying the applicable Adjusted LIBOR Rate for such Sterling Advance (the "Offer for Sterling Advance"). The Borrower may then by telephone or telecopy (and if by telephone, promptly confirmed by telecopy) by 11:30 a.m. (London time) on the business day of the proposed Sterling Advance, in its sole discretion, accept or reject the Offer for Sterling Advance. Failure by the Borrower to accept an Offer for Sterling Advance by the appropriate time shall be deemed to be rejection of such Offer for Sterling Advance.

The terms of each Sterling Advance shall be noted on the schedule attached hereto, the terms of which shall be presumed correct absent evidence of error; provided, however that any failure to make such notation (or any inaccuracy in such notation) shall not limit or otherwise affect the obligations of the Borrower hereunder. As used herein, "Interest Period" means a period of seven days, fourteen days, one month or three months duration as may be selected by the Borrower; provided, however, that (A) each Interest Period which would otherwise end on a day which is not a business day shall end on the next succeeding business day unless such succeeding business day falls in the next calendar month and then in such case on the next preceding business day and (B) no Interest Period shall extend beyond the Termination Date; "Adjusted LIBOR Rate" means for the respective Interest Period, a per annum interest rate offered by the Bank to the Borrower in accordance with the foregoing terms equal to the per annum rate obtained by dividing (a) the rate of interest determined by the Bank to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the per annum rates at which deposits in U.K. Pounds Sterling are offered to the Bank in the London interbank market at 11:30 a.m. (London time) (or as soon thereafter as is practicable), in each case on the date of the Offer for Sterling Advance in an amount substantially equal to the requested Sterling Advance and for a period equal to such Interest Period by (b) a percentage (expressed as a decimal fraction) equal to 100% minus maximum reserve requirements which may be applicable with respect to such Sterling Advance.

         Principal. The outstanding principal balance of the Sterling Advances shall be due and payable on the earlier of the last day of its respective Interest Period as noted on the schedule attached or the Termination Date.

         Interest. Sterling Advances hereunder shall bear interest on the outstanding balance hereunder at a per annum interest rate equal to the Adjusted LIBOR Rate plus 1.00% per annum. Unless otherwise agreed, accrued interest with respect to each Sterling Advance shall be payable in arrears on the last day of an Interest Period for such Sterling Advance. Whenever a payment on this Note is stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day with interest accruing to the date of payment. Interest hereunder shall be computed on the basis of actual number of days elapsed over a year of 365 days.

         Supersession. It is understood and agreed by the Bank and the Borrower that this Note amends, restates, supplements and supersedes in all respects the promissory note dated June 5, 1997 in the original principal amount of (pound)6,000,000 heretofore issued by the Borrower to the Bank.

         Payments. All payments made on this Note shall be in U.K. Pounds Sterling. Subject to the conditions set forth herein and in the Loan Agreement, amounts repaid may be reborrowed.

         Prepayments. Prepayments are not permitted prior to maturity of Interest Periods.

         Indemnification. The Borrower agrees to indemnify the Bank against all reasonable losses, expenses and liabilities sustained by the Bank on account of the Borrower (i) failing to accept a Sterling Advance after notice to the Bank of its acceptance of any such Sterling Advance and (ii) making a prepayment on a Sterling Advance prior to the last day of an Interest period.

         Yield Indemnification. In the event the Bank shall determine (which determination shall be presumed correct absent evidence of error) that:

                  (i) Unavailability. On any date for determining the appropriate Adjusted LIBOR Rate for any Interest Period, that by reason of any changes arising on or after the date of this Note affecting the London interbank Pounds Sterling market, U.K. Pounds Sterling deposits in the principal amount requested are not generally available in the London interbank market or adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate then Sterling Advances hereunder will not be available until such time as the Bank shall notify the Borrower that the circumstances giving rise thereto no longer exist.

                  (ii) Increased Costs. At any time that the Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Sterling Advances because of any change since the date of this Note in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) including without limitation the imposition, modification or deemed applicability of any reserves, deposits or similar requirements as related to such Sterling Advances (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves to the extent included in the computation of the Adjusted LIBOR Rate), then the Borrower shall pay to the Bank promptly upon written demand therefor (which demand shall state the basis therefor), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Bank may determine in its reasonable discretion) as may be required to compensate the Bank for such increased costs or reductions in amounts receivable hereunder. Upon determining in good faith that any additional amounts will be payable pursuant to this subsection, the Bank will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts.

                  (iii) Illegality. At any time that the making or continuance of any Sterling Advance has become unlawful by compliance by the Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impractical as a result of a contingency occurring after the date of this Note which materially and adversely affects the London interbank Sterling market, then Sterling Advances will no longer be available.

         Capital Adequacy. If the Bank shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of materially reducing the rate of return on the Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), then from time to time, within 15 days after written demand by the Bank the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. Upon determining in good faith that any additional amounts will be payable pursuant to this Section, the Bank will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this paragraph. Upon determining in good faith that any additional amounts will be payable pursuant to this paragraph, the Bank will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts. Determination by the Bank of amounts owing under this paragraph shall, absent evidence of error, be binding on the parties hereto. Failure on the part of the Bank to demand compensation for any period hereunder shall not constitute a waiver of the Bank's rights to demand any such compensation in such period or in any other period.

         Taxes. All payments made by the Borrower hereunder will be made without (but without waiving any rights with respect to) setoff or counterclaim. Promptly upon notice from the Bank to the Borrower, the Borrower will pay, prior to the date on which penalties attach thereto, but without duplication, all present and future, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of advances hereunder solely as a result of the interest rate being determined by reference to the Adjusted LIBOR Rate and/or the provisions of this Note relating to the Adjusted LIBOR Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of advances hereunder when the interest rate is determined by reference to the Adjusted LIBOR Rate and any increases thereof (all such taxes, levies, costs and charges being herein collectively called "Taxes"), provided that Taxes shall not include taxes imposed on or measured by the income of the Bank by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any foreign office, branch or subsidiary of the Bank by any foreign country of subdivision thereof in which that office, branch or subsidiary is doing business. Promptly after the date on which payment of any such Tax is due pursuant to applicable law, the Borrower will at the request of the Bank, furnish to the Bank evidence, in form and substance satisfactory to the Bank, that the Borrower has met its obligations under this paragraph. The Borrower will indemnify the Bank against, and reimburse the Bank on demand for, any Taxes, as determined by the Bank in its good faith discretion. The Bank shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrowers pursuant to this Section.

         Events of Default. Upon the occurrence of an Event of Default under the Loan Agreement, (a) this Note and all other debts due the Bank by the Borrower shall immediately become due and payable upon written notice to the Borrower (except that in the case of any Event of Default relating to a bankruptcy petition filed by the Borrower, this Note and all other debts due the Bank shall become immediately due and payable without the necessity of demand or other action by the Bank) without the necessity of any other demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower,
(b) the then remaining unpaid principal amount and accrued but unpaid interest shall bear interest at a per annum rate equal to the Prime Rate plus two percent (2%) until such principal and interest has been paid in full and (c) regardless of the adequacy of the collateral, the Bank shall have the right, immediately and without further action by it, to set-off against this Note all money owed by the Bank in any capacity to the Borrower, whether or not due, and the Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default even though such charge is made or entered on the books of the Bank subsequent thereto. For purposes hereof, the term "Prime Rate" means the floating rate of interest publicly announced by the Bank in Charlotte, North Carolina from time to time as its prime rate.

         No Waiver. No failure or delay on the part of the Bank in the exercise of any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver of any such right, power or privilege nor shall it preclude any other or further exercise thereof. The Borrower assents to any one or more extensions or postponements of the time of payment or other indulgences, to any substitutions, exchanges or releases of collateral if at any time there is collateral available to the holder of this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

         Late Charge. Should any payment due hereunder be in default for more than fifteen (15) days, there may be imposed, to the extent permitted by law, a delinquency charge not to exceed four percent (4%) of such payment in default. In addition, at the option of the Bank, any accrued and unpaid interest, fees or charges may, for purposes of computing accruing interest on a daily basis after the due date for such interest fees or charges, be deemed to be a part of the principal balance thereof, and interest shall accrue on a daily compounded basis after such date at the rate provided for hereunder until the entire balance of principal and interest is paid in full.

         Notices. All notices and other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows:

                  (a)      If to the Borrower:

                           British Trimmings Limited
                           P.O. Box 46
                           Coronation Street
                           Stockport, Cheshire  SK5 7TJ
                           England
                           Attn:  Chris Balakrishnan
                           Telephone: 44 161 480 6122
                           Telecopy:  44 161 487 3378

                           with a copy to:

                           Conso Products Company
                           513 North Duncan Bypass
                           P.O. Box 326
                           Union, South Carolina  29379
                           Attention:  Mr. S. Duane Southerland, Jr.
                           Telephone:  (864) 427-9004
                           Telecopy:   (864) 427-8820

                           with a copy to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           NationsBank Corporate Center
                           Suite 4200
                           100 N. Tryon Street
                           Charlotte, North Carolina  28202-4006
                           Attention:   Sean M. Jones
                           Telephone:  (704) 331-7400
                           Telecopy:   (704) 331-7598

                  (b)      If to the Bank:

                           NationsBank, N.A.
                           London Branch
                           New Broad Street House
                           35 New Broad Street
                           London
                           EC2M 1NH, England
                           Telephone:  171-282-6831
                           Telecopy:    171-282-6836
                           with a copy to:

                           NationsBank, N.A.
                           NationsBank Plaza, NC1-002-03-10
                           Charlotte, North Carolina  28255
                           Attention:  William A. Serenius
                           Telephone:  (704) 386-8577
                           Telecopy:   (704) 386-1023

         Attorneys' Fees. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         Choice of Law. This Note shall be governed by and construed in accordance with, the laws of England.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by their duly authorized officers as of the day and year first above written.

                                     BRITISH TRIMMINGS LIMITED

ATTEST:

By                                   By
       -------------------------            --------------------------

Title                                Title
       -------------------------            --------------------------

         (Corporate Seal)

                                SCHEDULE A TO THE
                        (pound)6,500,000 PROMISSORY NOTE
                             DATED NOVEMBER 17, 1997



                                                                                               Name of
                       Principal                                                               Person
                       Amount of            Applicable                    Payment              Making
    Date                Advance           Interest Rate         Principal        Interest     Notation
    ----                -------           -------------         ---------        --------     --------
